Exhibit 99.1

For Immediate Release
Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for First Quarter 2011

Cayce, SC, April 27, 2011...SCANA Corporation (NYSE: SCG) today announced earnings for the first quarter of 2011 of $128 million, or $1.00 per share, compared to $127 million, or $1.02 per share, for the first quarter of 2010.

“SCANA’s retail regulated first quarter earnings, which are weather normalized, were in line with our expectations,” said Jimmy Addison, Senior Vice President and Chief Financial Officer.  “The two cents net decrease in earnings was driven by warmer temperatures in our Georgia market compared to the prior year, the Natural Gas Rate Stabilization Act decrease at SCE&G that went into effect in November 2010, higher depreciation, interest, and property tax expense, and share dilution which offset improved electric margins from base rate increases.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the first quarter of 2011 of $70 million, or 55 cents per share, compared to $64 million, or 51 cents per share, in the same quarter last year.  Improved margins from base rate increases under the Base Load Review Act and the 2010 retail electric rate case offset slightly higher operating and maintenance expenses, higher depreciation expense and property taxes, a rate decrease under the Natural Gas Rate Stabilization Act and share dilution.  At March 31, 2011, SCE&G was serving approximately 663,000 electric customers and approximately 315,000 natural gas customers, up 0.6 and 0.9 percent, respectively, over the same date in 2010.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported earnings of $32 million, or 25 cents per share, in the current quarter, compared to $31 million, or 25 cents per share, in the first quarter of 2010.  Increases in residential usage from customer growth were partially offset by higher interest expense and share dilution.  At March 31, 2011, PSNC Energy was serving approximately 482,000 customers, an increase of 1.4 percent over the previous year.

SCANA Energy — Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $22 million, or 17 cents per share, compared to $30 million, or 24 cents per share, in the first quarter of 2010. The decrease is primarily attributable to lower throughput due to weather.  While the first quarter of 2011 was colder than normal, it was not as cold as the very abnormal first quarter of 2010.  At March 31, 2011, SCANA Energy was serving approximately 460,000 customers.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported earnings of $5 million, or 3 cents per share, compared to earnings of $2 million, or 2 cents per share in the first quarter of 2010.

2011 EARNINGS OUTLOOK

The Company affirms its previous guidance that 2011 earnings will be in the range of $2.95 to $3.10 per share. This estimate excludes any potential impacts from changes in accounting principles and certain gains or losses from investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company expects an average annual earnings growth rate of 3 to 5 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Time on Wednesday, April 27, 2011.  The call-in numbers for the conference call are 1-800-510-0178 (US/Canada) and 1-617-614-3450 (International). The passcode is 10314190. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 11, 2011. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 17241639.

All interested persons, including investors, media and the general public, may listen to a live listen-only webcast of the conference call at the Company’s website at www.scana.com.  Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the webcast and a transcript of the call will be available on the Company’s website approximately 2 hours after conclusion of the call through May 11, 2011.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 663,000 electric customers in South Carolina and approximately 1.25 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA, and together with its subsidiaries, the Company); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation and transmission; (12) the results of efforts to attract and retain joint venture partners for SCE&G’s new nuclear generation project; (13) the ability of suppliers, both domestic and international, to timely provide the parts, tools, equipment and other supplies needed for our construction program, operations and maintenance; (14) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (15) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (16) labor disputes; (17) performance of SCANA’s pension plan assets; (18) changes in taxes; (19) inflation or deflation; (20) compliance with regulations; and (21) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission.  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2011	2010
Operating Revenues:
Electric (1)	$558	$540
Gas-Regulated	362	430
Gas-Nonregulated	361	458
Total Operating Revenues	1,281	1,428

Operating Expenses:
Fuel Used in Electric Generation	211	235
Purchased Power	2	2
Gas Purchased for Resale	512	658
Other Operation and Maintenance	170	172
Depreciation and Amortization	86	83
Other Taxes	52	48
Total Operating Expenses	1,033	1,198

Operating Income	248	230

Other Income (Expense):
Other Income	13	14
Other Expenses	(9)	(10)
Interest Charges, Net	(70)	(65)
Allowance for Equity Funds Used During Construction	3	3
Total Other Expense	(63)	(58)

Income Before Income Tax Expense	185	172
Income Tax Expense (1)	57	45

Income Available to Common Shareholders of SCANA Corporation	128	127

Basic and Diluted Earnings Per Share of Common Stock(2)	$1.00	$1.02
Weighted Average Shares Outstanding (Millions):
Basic	127.9	123.8
Diluted(2)	129.0	123.9
Dividends Declared Per Share of Common Stock	$.485	$.475

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina (SCPSC) in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits (EIZ credits) in the amount of $17 million, or 9 cents per share (thereby lowering income tax expense) and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue).  Similarly, in July of 2010, pursuant to a retail electric base rate increase authorized by the SCPSC, the Company began the accelerated amortization of additional previously deferred EIZ credits over two years, thereby lowering income tax expense and electric revenue in the amount of $6 million, or 3 cents per share in the first quarter of 2011.

Note (2): In May 2010, SCANA entered into an equity forward sales agreement.  During periods when the average market price of SCANA’s common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock utilizing the treasury stock method.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS:
Utility Plant, Net	$9,797	$9,662
Nonutility Property and Investments, Net	458	453
Total Current Assets	1,395	1,631
Total Regulatory Assets and Deferred Debits	1,223	1,222
Total	$12,873	$12,968
CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,800	$3,702
Long-Term Debt, Net	3,989	4,152
Total Capitalization	7,789	7,854
Current Liabilities:
Short-Term Borrowings	512	420
Current Portion of Long-Term Debt	587	337
Other	726	1,110
Total Current Liabilities	1,825	1,867
Total Regulatory Liabilities and Deferred Credits	3,259	3,247
Total	$12,873	$12,968

Earnings per Share by Company

(Unaudited)

	Quarter Ended March 31,
	2011	2010
SC Electric & Gas	$0.55	$0.51
PSNC Energy	0.25	0.25
SCANA Energy-Georgia	0.17	0.24
Corporate and Other	0.03	0.02
Basic and Diluted Earnings per Share(2)	$1.00	$1.02

Variances in Earnings per Share

(Unaudited)

Quarter Ended March 31,

2010 Basic and Diluted Earnings per Share	$1.02

Variances:
Electric Margin (1)	.16
Natural Gas Margin	(.10)
Operation & Maintenance Expense	.01
Interest Expense (Net of AFUDC)	(.02)
Property Taxes	(.02)
Depreciation	(.02)
Dilution	(.03)
Variances in Earnings per Share	(.02)

2011 Basic and Diluted Earnings per Share(2)	$1.00

Consolidated Operating Statistics

	Quarter Ended March 31,
	2011	2010	% Change
Electric Operations:
Sales (Million KWH):
Residential	2,058	2,299	(10.5)
Commercial	1,650	1,744	(5.4)
Industrial	1,416	1,353	4.7
Other	127	129	(1.6)
Total Retail Sales	5,251	5,525	(5.0)
Wholesale	481	433	11.1
Total Sales	5,732	5,958	(3.8)

Customers (Period-End, Thousands)	663	659	0.6

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	34,367	41,433	(17.1)
Commercial	14,795	16,782	(11.8)
Industrial	40,800	39,440	3.4
Total Retail Sales	89,962	97,655	(7.9)
Sales for Resale	2,977	2,921	1.9
Total Sales	92,939	100,576	(7.6)

Transportation Volumes	45,206	43,253	4.5

Customers (Period-End, Thousands)	1,269	1,255	1.1

Security Credit Ratings (as of 04/27/11):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Junior Subordinated Debt	Baa3	BBB-	BBB-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2